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                                                                EXHIBIT 23(a)


               [Sutherland, Asbill & Brennan L.L.P. letterhead]


                                        April 9, 1997


Board of Directors
Valley Forge Life Insurance Company
CNA Plaza
Chicago, IL  60685

Directors:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed by Valley Forge Life Insurance Company (Reg. File No. 333-1083) with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,

                                        SUTHERLAND, ASBILL, & BRENNAN, L.L.P.


                                        By:  /s/ Kimberly J. Smith
                                        Kimberly J. Smith